Exhibit 99.1

CuriosityStream Delivers Strong Third Quarter 2026 Results and Raises Outlook; Revenue grows 13% and Adjusted EBITDA Grows 67%

▪Revenue of $20.7 million, up 13%
▪Licensing revenue of $11.7 million, up 35%
▪Net income of $4.8 million, an improvement of $8.6 million
▪Adjusted EBITDA of $5.0 million, up 67%; seventh consecutive quarter of positive Adjusted EBITDA
▪Earnings per share of $0.08
▪Raises full-year 2026 revenue and adjusted EBITDA guidance
▪Continued capital returns: cash dividend of $0.085 per share paid in Q3 and declared for Q4 2026
SILVER SPRING, Md. (November 11, 2026) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the quarter ended September 30, 2026. The Company’s Board of Directors also declared a fourth quarter cash dividend of $0.085 per share, payable on December 15, 2026, to stockholders of record on December 3, 2026.
"We delivered strong results in Q3. Revenue increased 13% and adjusted EBITDA grew 67%. This relationship is important as it illustrates the potential for CURI to generate meaningful earnings growth as we expand revenue without a corresponding increase in our fixed cost structure. Net income improved by $8.6M leading to an EPS roughly equivalent to our dividend payment." said Clint Stinchcomb, President & CEO of CuriosityStream.

Stinchcomb continued, "The value and durability of the extensive intellectual property we control — including our premium video, audio, and growing corpus of proprietary operational data — continues to create new opportunities for Curiosity. As demand for high-quality, rights-controlled content and data expands across traditional media and artificial intelligence, we believe our assets are becoming increasingly valuable. Our focus is on converting these opportunities into durable commercial relationships, recurring revenue streams, and sustained long-term shareholder value."
Third Quarter 2026 Financial Results
•Revenue was $20.7 million, up 13% from $18.4 million in the third quarter of 2025.
•Gross profit was $10.1 million, with a gross margin of 48.8%, compared with $10.8 million and 58.7%, respectively, in the third quarter of 2025. The decline reflected higher revenue share expense on AI licensing revenue.
•Net income was $4.8 million, an improvement of $8.6 million compared with a net loss of $3.7 million in the third quarter of 2025. Net income included a $0.9 million non-cash gain on the remeasurement of the Company's previously held interest in the Spiegel Venture.
•Adjusted EBITDA was $5.0 million, an increase of $2.0 million from $3.0 million in the third quarter of 2025. This marked the seventh consecutive quarter of positive Adjusted EBITDA.
•Operating expenses decreased by $5.8 million, or 25%, compared with the third quarter of 2025.
•Net cash provided by operating activities was $1.5 million for the nine months ended September 30, 2026, compared with $9.1 million for the nine months ended September 30, 2025.

•The Company paid an ordinary dividend of $0.085 per share, totaling $5.1 million.
•As of September 30, 2026, cash, restricted cash and held-to-maturity securities totaled $10.0 million. The Company had no debt, and its $10.0 million revolving credit facility remained undrawn.

Third Quarter 2026 Business Highlights
•Licensed thousands of hours of scripted entertainment
•Launched Curiosity Stream with Prime Video in Canada, expanding its Prime Video presence to five major English-speaking markets: the U.S., U.K., Canada, Australia and New Zealand.
•Acquired the remaining 68% interest in the Spiegel Venture, the Company’s German documentary channel business, for $1.9 million in cash. The acquisition increased ownership to 100% and expanded European content distribution capabilities.
•Appointed Sean Piche, CPA, as Chief Financial Officer, effective September 1, 2026.

Financial Outlook
CuriosityStream expects the following for the full year of 2026:
•Revenue in the range of $79 - $82 million.
•Adjusted EBITDA1 in the range of $20 - $22 million.
•1 See Non-GAAP Financial Measures below.

Management will host a Q&A conference call today to discuss the Company's third quarter 2026 results at 5 p.m. Eastern Time (2 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (877) 407-9716 or International at (201) 493-6779. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2025, that CuriosityStream filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety.
Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream's subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.
Non-GAAP Financial Measures
To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill, intangible assets and content assets, restructuring charges, acquisition-related costs and stock-based compensation.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.
About CuriosityStream Inc.
CuriosityStream Inc. (Nasdaq: CURI) is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. CuriosityStream is also a leading provider of AI model training datasets, leveraging one of the world's largest and most valuable rights-cleared media corpora. Our portfolio spans millions of hours of premium video and audio alongside a production-grade code library of over 1,000 repositories with decades of contextual history, 100,000 pull requests, and assets from seven operating companies. Additionally, we offer dozens of bespoke video datasets created with our proprietary content intelligence tools. See our sample datasets in action here. CuriosityStream's data licensing partnerships enable leading technology companies to train and fine-tune generative, agentic, and physical AI systems that will power the next era of infrastructure and enterprise capabilities.

CuriosityStream also reaches millions of subscribers worldwide, operating the flagship Curiosity Stream SVOD service; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity History, Curiosity Animals, Curiosity Explora, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. For more information, visit CuriosityStream.com.

Contacts:
CuriosityStream Investor Relations
Sean Piche
IR@CuriosityStream.com

CuriosityStream Inc.
Condensed Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5,512	$18,318
Restricted cash	60	60
Short-term investments in debt and other securities	1,491	8,966
Accounts receivable, net	13,155	8,893
Other current assets	1,067	1,198
Total current assets	21,285	37,435
Investments in debt securities	2,912	—
Investments in equity method investees	3,793	3,668
Property and equipment, net	386	404
Content assets, net	32,569	31,000
Goodwill	1,764	—
Intangible assets, net	606	—
Licensing fee receivable, net of current portion	6,236	—
Operating lease right-of-use assets	2,524	2,763
Other assets	2,047	461
Total assets	$74,122	$75,731

Liabilities and stockholders’ equity
Current liabilities
Content liabilities	$144	$362
Accounts payable	4,482	9,449
Accrued expenses and other liabilities	15,459	12,094
Deferred revenue	7,163	8,409
Total current liabilities	27,248	30,314

Non-current operating lease liabilities	3,117	3,460
Other liabilities	1,939	470
Total liabilities	32,304	34,244
Commitments and contingencies (Note 13)

Stockholders’ equity
Common stock, $0.0001 par value – 125,000 shares authorized as of September 30, 2026, and December 31, 2025; 59,827 shares and 58,950 shares issued as of September 30, 2026 and December 31, 2025, including 489 and 216 treasury shares; 59,338 shares and 58,734 shares outstanding as of September 30, 2026 and December 31, 2025, respectively.	5	5
Treasury stock	(1,122)	(251)
Additional paid-in capital	381,773	377,577
Accumulated other comprehensive loss	(8)	—
Accumulated deficit	(338,830)	(335,844)
Total stockholders’ equity	41,818	41,487
Total liabilities and stockholders’ equity	$74,122	$75,731

CuriosityStream Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited and in thousands except per share amounts)	2026	2025	2026	2025

Revenues	$20,723	$18,359	$59,129	$52,461
Operating expenses
Cost of revenues	10,620	7,588	23,590	23,532
Advertising and marketing	1,516	3,442	6,931	9,651
General and administrative	4,910	11,820	17,295	23,210
	17,046	22,850	47,816	56,393
Operating income (loss)	3,677	(4,491)	11,313	(3,932)
Change in fair value of warrant liability	—	174	—	88
Interest and other income	1,050	290	1,361	1,140
Equity method investment income (loss)	60	76	125	(231)
Income (loss) before income taxes	4,787	(3,951)	12,799	(2,935)
Provision for (benefit from) income taxes	(53)	(207)	405	(294)
Net income (loss)	$4,840	$(3,744)	$12,394	$(2,641)
Net income (loss) per share
Basic	$0.08	$(0.06)	$0.21	$(0.05)
Diluted	$0.08	$(0.06)	$0.21	$(0.05)
Weighted average number of common shares outstanding
Basic	59,272	57,930	59,140	57,406
Diluted	60,443	57,930	60,413	57,406

CuriosityStream Inc.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(unaudited and in thousands)	2026	2025

Cash flows from operating activities
Net income (loss)	$12,394	$(2,641)
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Change in fair value of warrant liability	—	(88)
Additions to content assets	(14,351)	(7,276)
Change in content liabilities	(218)	(196)
Amortization of content assets	13,026	10,696
Depreciation and amortization expenses	177	122
Bad debt expenses, net	56	(207)
Loss on disposal of assets	149	—
Gain on remeasurement of previously held equity investment	(921)	—
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	(22)	(454)
Stock-based compensation	5,101	10,054
Equity method investment (income) loss	(125)	231
Other non-cash items	258	453
Changes in operating assets and liabilities
Accounts receivable	(10,658)	(2,891)
Other assets	(1,148)	256
Accounts payable	(5,161)	(2,788)
Accrued expenses and other liabilities	4,200	6,500
Deferred revenue	(1,234)	(2,683)
Net cash provided by operating activities	1,523	9,088

Cash flows from investing activities
Purchases of property and equipment	(74)	(77)
Business acquisitions, net of cash acquired	(1,820)	—
Sales of investments in debt securities	1,000	3,500
Maturities of investments in debt securities	7,500	25,300
Purchases of investments in debt securities	(3,915)	(11,807)
Net cash provided by investing activities	2,691	16,916

Cash flows from financing activities
Repurchases of common stock	(871)	—
Dividends paid	(14,993)	(17,311)
Payments related to tax withholding	(1,026)	(2,476)
Payment of debt issuance costs	(130)	—
Net cash used in financing activities	(17,020)	(19,787)
Net (decrease) increase in cash, cash equivalents and restricted cash	(12,806)	6,217
Cash, cash equivalents and restricted cash, beginning of period	18,378	7,951
Cash, cash equivalents and restricted cash, end of period	$5,572	$14,168

Supplemental non-cash operating activities:
Disposition of assets in exchange for a non-cash receivable in connection with the Curiosity Brands, LLC transaction	$250	$—

Supplemental disclosure:
Income tax (payments) refunds, net	$(29)	$88
Cash paid for operating leases	$(386)	$(473)

CuriosityStream Inc.
Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited and in thousands)	2026	2025	2026	2025

Net Income (loss)	$4,840	$(3,744)	$12,394	$(2,641)
Change in fair value of warrant liability	—	(174)	—	(88)
Interest and other income	(1,050)	(290)	(1,361)	(1,140)
Provision for (benefit from) income taxes	(53)	(207)	405	(294)
Equity method investment income (loss)	(60)	(76)	(125)	231
Depreciation and amortization[1]	79	39	177	122
Restructuring[2]	156	—	156	36
Other nonrecurring[3]	62	452	344	818
Stock-based compensation	1,000	6,977	5,101	10,054
Adjusted EBITDA	$4,974	$2,977	$17,091	$7,098
[1] Amounts do not include amortization of content assets.
[2] Consists primarily of severance and other costs associated with ongoing workforce optimization.
[3] Consists of nonrecurring license, risk mitigation expenses, and acquisition related expenses.